Exhibit 99.1

e.l.f. Beauty Announces Second Quarter and First Half 2017 Results

- Delivers 27% net sales growth over Q2 2016 -

- Reaffirms guidance of 24% to 28% net sales growth for 2017 -

OAKLAND, California; August 9, 2017 — e.l.f. Beauty (NYSE: ELF), today announced results for the three- and six-month periods ended June 30, 2017.

“We are pleased with our strong progress in Q2 highlighted by a 27% increase in net sales and over 700 basis point expansion in gross margin,” stated Tarang Amin, Chairman and Chief Executive Officer. “Our performance continues to demonstrate the successful execution of our mission to make luxurious beauty accessible for all.”

Three Months Results Ended June 30, 2017

Net sales increased 27%, or $11.7 million from the second quarter of 2016, to $55.9 million, driven by sales growth across leading national retailers and the Company’s direct business.  Gross margin expanded to 64% from 57% in the second quarter of 2016, primarily as a result of margin accretive innovation, coupled with improvements in customer terms, freight costs and the benefit of foreign exchange rate movements.

Selling, general and administrative expenses (“SG&A”) increased to 59% of net sales, compared to 56% of net sales in the second quarter of 2016, primarily due to continued investment to support long-term growth. SG&A includes $3.6 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding the aforementioned $3.6 million of costs and non-cash expenses, was 52% of net sales, compared to 46% of net sales in the same period in fiscal 2016.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $10.0 million compared to Adjusted EBITDA of $8.4 million in the second quarter of 2016.

The Company generated a tax benefit of $3.4 million, compared to a benefit of $1.8 million in the second quarter of 2016. The benefit in the second quarter of 2017 was primarily driven by the impact of discrete items, including a $3.7 million benefit from stock option exercises.

On a GAAP basis, net income was $4.0 million, or $0.08 per diluted share, based on a weighted-average share count of 49.5 million shares. This compares to a net loss attributable to common stockholders of $96.4 million, or $117.31 per share, based on a weighted-average share count of 0.8 million shares in the second quarter of 2016.

Adjusted net income (net income excluding the items identified in the reconciliation table below) increased to $6.2 million, or $0.12 per diluted share, based on a weighted-average share count of 49.5 million shares. This compares to adjusted net income of $1.2 million, or $0.02 per diluted share, based on a pro forma share count of 49.5 million shares in the second quarter of 2016.

Six Months Results Ended June 30, 2017

Net sales increased 20%, or $19.6 million from the first half of 2016, to $116.4 million. Gross margin expanded to 64% from 56% in the first half of 2016.

Selling, general and administrative expenses (“SG&A”) increased to 56% of net sales, compared to 49% of net sales in the first half of 2016. SG&A includes $7.2 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding the aforementioned $7.2 million of costs and non-cash expenses, was 50% of net sales, compared to 43% of net sales in the same period in fiscal 2016.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $21.7 million compared to Adjusted EBITDA of $20.0 million in the first half of 2016.

The Company generated a tax benefit of $3.3 million, compared to a provision for income taxes of $1.1 million in the first half of 2016. The benefit in the first half of 2017 was primarily driven by the impact of discrete items, including a $4.4 million benefit from stock option exercises.

On a GAAP basis, net income was $6.1 million, or $0.12 per diluted share, based on a weighted-average share count of 49.5 million shares. This compares to a net loss attributable to common stockholders of $130.5 million, or $200.43 per share, based on a weighted-average share count of 0.7 million shares in the first half of 2016.

Adjusted net income (net income excluding the items identified in the reconciliation table below) increased to $10.5 million, or $0.21 per diluted share, based on a weighted-average share count of 49.5 million shares. This compares to adjusted net income of $4.3 million, or $0.09 per diluted share, based on a pro forma share count of 49.5 million shares in the first half of 2016.

Balance Sheet

At June 30, 2017, the Company had $3.4 million in cash, as compared to $3.8 million as of June 30, 2016. Inventory at June 30, 2017, totaled $72.3 million, as compared to $32.4 million on June 30, 2016. At June 30, 2017, long-term debt totaled $152.2 million, as compared to $197.1 million as of June 30, 2016.

Company Outlook

The Company reaffirmed its outlook for 2017, with expectations for strong revenue growth and expansion in gross margin, as well as the full-year impact of public company expenses and continued investments in people, infrastructure, and brand building:

	Full Year	Full Year
	2017 Outlook	2016 Actual Results
Net Sales	$285 - 295 million	$230 million
Adjusted EBITDA	$61 - 64 million	$54 million
Adjusted Net Income	$21 - 23 million	$18 million
Adjusted Pro Forma Diluted EPS	$0.40 - 0.43	$0.36

Second Quarter 2017 Conference Call

The Company will hold a conference call today, August 9, 2017, at 4:30 p.m. ET to discuss the Company’s second quarter 2017 results. Investors and analysts interested in participating in the call are invited to dial (877) 451-6152 approximately ten minutes prior to the start of the call.  The conference call will also be webcast live at http://investor.elfcosmetics.com/ and remain available for 90 days. A telephone replay of this call will be available at 7:30 p.m. ET on August 9, 2017, until 11:59 p.m. ET on August 16, 2017, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13667052.

About e.l.f. Beauty

e.l.f. makes luxurious beauty accessible for all. Established in 2004 as an e-commerce business (www.elfcosmetics.com), e.l.f. has become a true multi-channel brand through its e.l.f. stores and national distribution at Target, Walmart, CVS and other leading retailers. By engaging young, diverse makeup enthusiasts with innovative, high-quality cosmetics at an extraordinary value, e.l.f. has become one of the fastest growing cosmetics companies in the United States.

For more information about e.l.f. Beauty, visit the Company’s website at http://www.elfcosmetics.com.

Note Regarding Non-GAAP Financial Measures

This press release includes references to Adjusted SG&A, Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Pro Forma Diluted EPS. The Company presents these measures because its management uses these as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The measures referenced above are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these alternative measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These alternative measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these alternative measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures in the tables at the end of this press release. With respect to the Company’s expectations under “Company Outlook” above, the Company is not able to provide a quantitative reconciliation of the Adjusted EBITDA, Adjusted Net Income and Adjusted Pro Forma Diluted EPS guidance non-GAAP measures to the corresponding Net Income and Diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements discuss the Company’s current expectations, estimates and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. These statements, including management quotes and those under the heading “Company Outlook,” are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to: the Company’s ability to grow Net Sales, Gross Margin, Adjusted EBITDA, Adjusted Net Income and Adjusted Pro Forma Diluted EPS as anticipated; the Company’s ability to effectively compete with other cosmetics companies; the Company’s ability to successfully introduce new products; the loss of one or more of the Company’s key retail customers or if the general business performance of its key retail customers declines; the consequences if the Company fails to maintain the quality, performance and safety of its products; the Company’s ability to successfully implement its growth strategy; the Company’s ability to grow its business at historic rates, or at all, and to manage growth effectively; any damage to the Company’s reputation or brand; the loss of, or damage to, the Company’s warehouse and distribution center and/or the manufacturing facilities or distribution centers of its third-party manufacturers and suppliers; the loss of the third-party suppliers, manufacturers, distributors and other vendors that the Company relies on to produce products or provide services that are consistent with its standards or applicable regulatory requirements; the Company’s ability to effectively manage its inventory; the Company’s ability to manage its debt obligations; the Company’s ability to maintain sufficient liquidity to sustain its business and meet seasonal working capital requirements; the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, and to effectively resolve issues in a timely manner if they occur; the Company’s ability to protect sensitive information of its consumers and information technology systems against security breaches; the Company’s ability to manage the political, legal and economic risks associated with its operations in China; and other risks and uncertainties that may be described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of operations

(unaudited)

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Net sales	$44,147	$55,856	$96,820	$116,430
Cost of sales	19,010	19,966	42,383	42,311
Gross profit	25,137	35,890	54,437	74,119
Selling, general and administrative expenses	24,695	32,705	47,804	65,710
Operating income	442	3,185	6,633	8,409
Other income (expense), net	(1,627)	(244)	1,964	(1,044)
Interest expense, net	(3,334)	(2,387)	(6,396)	(4,543)
Income (loss) before provision for income taxes	(4,519)	554	2,201	2,822
Income tax benefit (provision)	1,804	3,416	(1,112)	3,308
Net income (loss)	$(2,715)	$3,970	$1,089	$6,130
Comprehensive income (loss)	$(2,715)	$3,970	$1,089	$6,130

Weighted average number of shares outstanding - basic:	821,695	45,465,723	651,268	44,786,305
Weighted average number of shares outstanding - diluted:	821,695	49,509,940	651,268	49,524,447

Net income (loss) per share - basic:	$(117.31)	$0.09	$(200.43)	$0.14
Net income (loss) per share - diluted:	$(117.31)	$0.08	$(200.43)	$0.12

The Company noted that the net loss per share in the three- and six-months ended June 30, 2016 was primarily driven by the requirement to accrete its preferred stock to maximum redemption value, prior to its conversion as part of the initial public offering.  This accretion charge was deducted from net income for purposes of calculating GAAP earnings per share, and created a loss attributable to common stockholders in those periods.

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated balance sheets

(unaudited)

(in thousands, except share and per share data)

	June 30, 2016	December 31, 2016	June 30, 2017
Assets
Current assets:
Cash	$3,763	$15,295	$3,354
Accounts receivable, net	21,611	37,825	26,143
Inventories	32,371	69,397	72,274
Prepaid expenses and other current assets	10,574	2,387	5,724
Total current assets	68,319	124,904	107,495
Property and equipment, net	14,281	17,151	16,080
Intangible assets, net	117,144	113,003	109,390
Goodwill	157,264	157,264	157,264
Investments	-	-	2,875
Other assets	1,981	2,407	2,720
Total assets	$358,989	$414,729	$395,824

Liabilities, convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$6,583	$8,650	$22,765
Accounts payable	21,470	37,944	15,653
Accrued expenses and other current liabilities	15,079	33,676	12,053
Foreign currency forward contracts	5,417	-	-
Total current liabilities	48,549	80,270	50,471
Long-term debt and capital lease obligations	197,074	156,177	152,201
Deferred tax liabilities	40,215	34,212	31,740
Other long-term liabilities	9,551	3,208	3,259
Total liabilities	295,389	273,867	237,671

Commitments and contingencies

Convertible preferred stock, par value of $0.01 per share; 200,000 shares authorized and 135,041 shares issued and outstanding as of June 30, 2016; liquidation preference of $262,385 as of June 30, 2016	262,385	-	-

Stockholders' equity:
Common stock, par value of $0.01 per share; 13,800,000 shares authorized as of June 30, 2016; 250,000,000 shares authorized as of December 31, 2016 and June 30, 2017; 3,108,458, 45,276,137 and 46,082,501 shares issued and outstanding as of June 30, 2016, December 31, 2016 and June 30, 2017, respectively	8	438	458
Additional paid-in capital	1,040	700,871	712,012
Employee loan receivable	(6,390)	-	-
Accumulated deficit	(193,443)	(560,447)	(554,317)
Total stockholders' equity	$(198,785)	$140,862	$158,153
Total liabilities, convertible preferred stock and stockholders' equity	$358,989	$414,729	$395,824

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(unaudited)

(in thousands)

	Six months ended June 30,
	2016	2017
Cash flows from operating activities:
Net income	$1,089	$6,130
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of intangible assets	4,138	3,613
Depreciation of property and equipment	2,092	3,534
Stock-based compensation expense	1,155	5,933
Amortization of debt issuance costs and discount on debt	571	403
Deferred income taxes	(1,912)	(2,682)
Loss on disposal of fixed assets	219	183
Loss/(gain) on foreign currency forward contracts	(5,284)	-
Other, net	17	181
Changes in operating assets and liabilities:
Accounts receivable	847	11,486
Inventories	(1,110)	(2,861)
Prepaid expenses and other assets	(3,100)	(3,507)
Accounts payable and accrued expenses	7,855	(40,328)
Other liabilities	1,281	52
Net cash provided by (used in) operating activities	7,858	(17,863)

Cash flows from investing activities:
Purchase of property and equipment	(2,910)	(2,149)
Investment in equity securities	—	(2,875)
Proceeds from sale of property and equipment	84	—
Net cash used in investing activities	(2,826)	(5,024)

Cash flows from financing activities:
Proceeds from revolving line of credit	2,000	20,600
Repayment of revolving line of credit	(7,700)	(6,500)
Proceeds from long term debt	62,294	-
Repayment of long-term debt	(1,313)	(4,125)
Cash received from issuance of common stock	669	1,153
Deferred offering costs paid	(3,139)	—
Dividend paid	(68,000)	—
Other, net	(85)	(182)
Net cash provided by (used in) financing activities	(15,274)	10,946

Net decrease in cash	(10,242)	(11,941)
Cash - beginning of period	14,004	15,295
Cash - end of period	$3,763	$3,354

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA

(unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Net income	$(2,715)	$3,970	$1,089	$6,130
Interest expense, net	3,334	2,387	6,396	4,543
Provision (benefit) for income taxes	(1,804)	(3,416)	1,112	(3,308)
Depreciation and amortization	3,250	3,488	6,230	7,147
EBITDA	$2,065	$6,429	$14,827	$14,512
Costs related to "restructuring" of operations (a)	2,662	-	3,844	6
Initial public offering costs (b)	216	-	395	-
Stock-based compensation	969	3,529	1,155	5,933
Management fee (c)	250	-	475	-
Pre-opening costs (d)	167	29	229	70
Customer expansion costs (e)	-	-	350	-
Other non-cash and non-recurring costs (f)	-	35	-	1,152
(Gains) / losses on foreign currency contracts (g)	2,068	-	(1,311)	-
Adjusted EBITDA	$8,397	$10,022	$19,964	$21,673

(a) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(f) Represents costs primarily related to a minority equity investment in a social media analytics company and expenses associated with a secondary offering of common stock.

(g) Represents non-cash (gains) / losses on the Company’s foreign currency contracts.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A

(unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Selling, general, and administrative expenses	$24,695	$32,705	$47,804	$65,710
Costs related to "restructuring" of operations (a)	(2,662)	-	(3,844)	(6)
Initial public offering costs (b)	(216)	-	(395)	-
Stock-based compensation	(969)	(3,529)	(1,155)	(5,933)
Management fee (c)	(250)	-	(475)	-
Pre-opening costs (d)	(167)	(29)	(229)	(70)
Other non-cash and non-recurring costs (e)	-	(35)	-	(1,152)
Adjusted selling, general, and administrative expenses	$20,431	$29,112	$41,706	$58,549

(a) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents costs primarily related to a minority equity investment in a social media analytics company and expenses associated with a secondary offering of common stock.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP net income to non-GAAP adjusted net income

(unaudited)

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Net income	$(2,715)	$3,970	$1,089	$6,130
Costs related to "restructuring" of operations (a)	2,662	-	3,844	6
Initial public offering costs (b)	216	-	395	-
Stock-based compensation	969	3,529	1,155	5,933
Management fee (c)	250	-	475	-
Pre-opening costs (d)	167	29	229	70
Customer expansion costs (e)	-	-	350	-
Other non-cash and non-recurring costs (f)	-	35	-	1,152
(Gains) / losses on foreign currency contracts (g)	2,068	-	(1,311)	-
Tax Impact (h)	(2,453)	(1,385)	(1,960)	(2,761)
Adjusted net income	$1,164	$6,178	$4,266	$10,530

Fully-diluted pro forma share count (i)	49,509,940	49,509,940	49,524,447	49,524,447
Adjusted pro forma diluted earnings per share	$0.02	$0.12	$0.09	$0.21

(a) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(f) Represents costs primarily related to a minority equity investment in a social media analytics company and expenses associated with a secondary offering of common stock.

(g) Represents non-cash (gains) / losses related to the Company’s foreign currency contracts.

(h) Represents the tax impact of the above adjustments.

(i) Presented on a fully-diluted basis utilizing the treasury stock method, and reflects the number of shares issued with the initial public offering in September 2016 as if they had been outstanding as of January 1, 2016.

Investor Relations Contact:

ICR, Inc.

Investors:

Allison Malkin

(203) 682-8200

or

Media:

Brittany Rae Fraser

(646) 277-1231

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